exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 19, 2011

Gruber & Company, LLC
Attention:  Randy Gruber
Certified Public Accountant
121 Civic Center Drive, Suite 225
Lake Saint Louis, Missouri 63367
Phone:  (636) 561-5639
Fax:  (636) 561-0735

Dear Mr. Gruber:

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of Power-Save Energy Company filed with the Securities and Exchange Commission, pertaining to our report dated April 13, 2011, with respect to the financial statements of Power-Save Energy Company included in its Annual Report (Form 10-K), for the year ended December 31, 2010.

Very truly yours,

/s/ Gruber & Company, LLC
Gruber & Company, LLC
Lake Saint Louis, Missouri